UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 17, 2015

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri	63025
(Address of principal executive offices)	(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01. Other Events.

On September 17, 2015, Peak Resorts, Inc. (the “Company”) issued a press release announcing that a fire destroyed the main lodge at its Mad River Resort in Zanesville, Ohio on the evening of September 16, 2015.  A copy of the press release is filed hereto as Exhibit 99.1 and incorporated herein by reference.

After the release was issued on September 17, management conducted an on-site assessment of the fire damage, accompanied by local staff, fire officials and insurance company representatives.  Fortunately, the main lodge only contained the food and beverage operations, which the Company intends to operate out of temporary buildings for the 2015-2016 ski season. All other resort operations, such as equipment rental, ticketing, ski school, tubing, administrative offices, maintenance, etc., are housed in other buildings that were not damaged. Management expects that there will be no meaningful impact on the upcoming ski season.

On September 18, 2015, the Company issued a press release announcing that its board of directors declared a quarterly cash dividend of $0.1375, payable on November 25, 2015 to stockholders of record on October 13, 2015. A copy of the press release is filed hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of Peak Resorts, Inc. announcing Mad River fire, dated September 17, 2015.
99.2	Press Release of Peak Resorts, Inc. announcing dividend, dated September 18, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2015

PEAK RESORTS, INC. (Registrant)

By:	/s/ Stephen J. Mueller
Name:	Stephen J. Mueller
Title:	Chief Financial Officer

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